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                                                                    EXHIBIT 99.2

                            Elliott Associates, L.P.
                                712 Fifth Avenue
                            New York, New York 10019

                          Westgate International, L.P.
                   c/o Elliott Capital Management Corporation
                                712 Fifth Avenue
                            New York, New York 10019

                             Alexander Finance, L.P.
                               1560 Sherman Avenue
                            Evanston, Illinois 60201


                                  June 30, 2000

Illinois Superconductor Corporation
451 Kingston Court
Mt. Prospect, Illinois 60056

                  RE:      LETTER AGREEMENT AMONG PARTIES HERETO
                           DATED NOVEMBER 5, 1999 ("LETTER AGREEMENT")

Ladies and Gentlemen:

         Reference is made to the Letter Agreement. Capitalized terms used in this letter and not defined herein shall have the meanings provided therefor in the Letter Agreement.

         In Section 12 of the Letter Agreement the Company agreed to cause the Charter Amendment to be adopted at the next annual meeting of stockholders to be held prior to June 30, 2000. You have advised us that at the annual stockholders meeting scheduled for today, the vote required for the adoption of the Charter Amendment was not present and accordingly the meeting was adjourned until July
18. You have further advised us that you have been using your best efforts to cause the Charter Amendment to be adopted at the meeting scheduled for June 30, 2000 and that you will continue to do so during the period of time commencing today through the rescheduled meeting date.

         Based upon the foregoing, and provided that the Company is using its best efforts to cause the Charter Amendment to be adopted and filed on or before July 18, each of the undersigned severally agrees to refrain from exercising its rights to cause its Notes to be redeemed, pursuant to any right of redemption arising out of the failure by the Company to adopt and file the Charter Amendment on or before June 30, 2000, until July 18.

         The Letter Agreement, as well as all documents relating to the Notes and Warrants, shall remain in full force and effect.



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         This letter may be executed in two or more counterparts, all of which when taken together shall be considered one and the same instrument. This letter shall not become effective until counterparts have been signed by each person named as signatory thereto and delivered to each other such person and the Company.



                             Sincerely,

                             ELLIOTT ASSOCIATES, L.P.



                             By: /s/ Paul Singer
                                ---------------------------------------------


                             WESTGATE INTERNATIONAL, L.P.
                             By:  Elliott International Capital Advisors Inc.
                                        Attorney-in-Fact



                                      By: /s/ Paul Singer
                                         ------------------------------------


                             ALEXANDER FINANCE, L.P.



                                      By: /s/ Bradford T. Whitmore
                                         ------------------------------------
                                         Bradford T. Whitmore
                                         President of Bun Partners, Inc.
                                         Its: General Partner
AGREED TO AND ACCEPTED

ILLINOIS SUPERCONDUCTOR CORPORATION



By: /s/ Cynthia Quigley
   -----------------------------------